UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 24, 2009

HIGHLAND BUSINESS SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada		26-1607874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15202 N. 8th Drive, Phoenix, AZ	85023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(602) 375-0888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On April 24, 2009, the clearance from Market Operations Unit of FINRA became effective for quotations on the OTC Bulletin Board (OTCBB) for Highland Business Services, Inc. Common Stock.  The new trading symbol for Highland Business Services, Inc. is "HGLB".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highland Business Services, Inc.

Date: April 29, 2009	By:	/s/ Rodger D. Spainhower, Sr.
Name: Rodger D. Spainhower, Sr.
Title: Chief Executive Officer & Chief Financial Officer